Exhibit 99.1
PRESS RELEASE
Harris Corporation Updates EPS Guidance
For Fiscal Year 2008
     MELBOURNE, Florida, February 28, 2008 — Harris Corporation (NYSE:HRS) today announced that it expects non-GAAP earnings for fiscal year 2008 ending on June 27 to be at the lower end of its previous guidance range of $3.45 to $3.55 per diluted share, as a result of additional cost overruns on several commercial satellite reflector programs. The company expects to establish additional reserves of about $47 million in its fiscal third quarter in the Government Communications Systems segment to cover costs related to redesign, rework and schedule delays.
     The low end of the non-GAAP earnings guidance range represents earnings growth of 23 percent, compared to non-GAAP earnings per share in fiscal year 2007. Non-GAAP earnings exclude charges related to acquisitions and the formation of Harris Stratex Networks. The corresponding fiscal year 2008 GAAP earnings guidance is a range of $3.35 to 3.45 per diluted share. Revenue for fiscal year 2008 is now expected to be about $5.3 billion, representing organic growth of 13 percent above fiscal year 2007. A reconciliation of GAAP to non-GAAP financial measures is provided in Tables 1 and 2 and the accompanying notes.
     The additional reserves will be established for 4 programs encompassing 10 commercial reflectors in various stages of development, assembly, test and delivery. The first reflector has been completed and is awaiting customer launch. A second reflector has been delivered for spacecraft integration. Three others have completed major manufacturing milestones and are expected to be delivered for spacecraft integration by the end of fiscal year 2008.
     “Redesign and rework costs required to resolve performance issues and manufacturing complexities have rippled through the entire commercial reflector enterprise, causing significant inefficiencies and bottlenecks in the factory,” said Howard L. Lance, chairman, president and chief executive officer. “We have been overly optimistic about our abilities to close the schedule and cost gaps. To maintain schedule commitments to our customers, we will have to sustain the current high level of headcount for an extended period of time. The additional reserves reflect our latest estimated cost-at-completion on these programs, only a portion of which actually has been spent to date.
     “We are making progress and believe that we now understand the remaining challenges. While the costs-at-completion for these reflectors will be much higher than originally anticipated, the long-term outlook for our reflector product line is positive,” Lance continued. “Harris reflectors have a competitive advantage in the market in terms of their performance, weight and stowable size. As a result, we expect to receive future orders at historical levels of profitability.

     “We expect the impact of the additional reserves on fiscal year 2008 earnings to be partially offset through higher than previously expected operating results in the Defense Communications and Electronics segment, a lower effective tax rate as a result of anticipated favorable tax settlements, and increased non-operating income from the sale of securities as we begin to monetize our investment in a Harris technology spin-off.
     “Harris is in a solid financial position to absorb the additional costs in the reflector business, while still generating significant revenue and earnings growth in fiscal year 2008. We expect to finish the year with substantial backlog and robust markets that will drive excellent revenue and earnings growth once again in fiscal year 2009,” Lance said.
     Harris will host a conference call today at 5:00 p.m., Eastern Time, to discuss the content of this press release. Interested individuals are invited to listen to the call by using a dial-in number: (719) 325-4824, access code: 5703433. The conference call also will be broadcast live via the Internet at www.harris.com. A replay of the teleconference will be available beginning at 8:00 p.m., Eastern Time, and will run until midnight, Eastern Time, on March 6, 2008. To access the replay, please call (719) 457-0820, access code: 5703433. A recording of the call will also be available on the Harris website beginning at 7:00 p.m., Eastern Time, on February 28.
     Harris is an international communications and information technology company serving government and commercial markets in more than 150 countries. Headquartered in Melbourne, Florida, the company has annual revenue of almost $5 billion and more than 16,000 employees — including nearly 7,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications™ products, systems, and services. Additional information about Harris Corporation is available at www.harris.com.
     Attachments: Financial Statements (two tables)
     Non-GAAP Financial Measures
     This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC, including earnings per share guidance for fiscal 2008 excluding costs associated with our acquisitions and with the formation of Harris Stratex Networks and expected organic revenue growth. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.
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     Forward-Looking Statements
     Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings guidance for fiscal 2008; and statements regarding outlook, including expected revenue growth. The Company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The Company’s consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: our participation in markets that are often subject to uncertain economic conditions which makes it difficult to estimate growth in our markets and, as a result, future income and expenditures; our dependence on the U.S. government for a significant portion of our revenue, as the loss of this relationship or a shift in U.S. government funding could have adverse consequences on our future business; potential changes in U.S. government or customer priorities due to program reviews or revisions to strategic objectives, including termination of or potential failure to fund U.S. government contracts; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; the performance of critical subcontractors or suppliers; financial and government and regulatory risks relating to international sales and operations, including fluctuations in foreign currency exchange rates and the effectiveness of our currency hedging program; our ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events, which may affect adversely the markets in which we operate, our ability to insure against risks, our operations or our profitability; strategic acquisitions and the risks and uncertainties related thereto, including our ability to manage and integrate acquired businesses; potential claims that we are infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; customer credit risk; the fair values of our portfolio of passive investments, which values are subject to significant price volatility or erosion; risks inherent in developing new technologies; changes in our effective tax rate that may have an adverse effect on our results of operations; the impact of the results of Harris Stratex Networks, which may vary significantly and may be difficult to forecast; the potential impact of natural disasters on our significant operations in Florida, California and other locations; general economic conditions in the markets in which we operate; changes in future business conditions that could cause business investments and/or recorded goodwill to become impaired; and our ability to attract and retain key employees. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. Harris disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
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     Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com
     Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com
     For additional information, contact Harris Corporation at webmaster@harris.com.

Table 1
HARRIS CORPORATION
Reconciliation of FY’08 GAAP EPS Guidance to Non-GAAP EPS Guidance
(Unaudited)

Earnings Per
Diluted Share
GAAP Earnings Per Share Guidance for FY’08	$3.35 to $3.45
Charges associated with the combination with Stratex Networks, Inc. (A)	$0.07
Charges associated with the acquisition of Multimax Incorporated (B)	$0.01
Charges associated with the acquisition of Zandar Technologies plc (C)	$0.02

Non-GAAP Earnings Per Share Guidance for FY’08	$3.45 to $3.55

Non-GAAP Earnings Per Share for FY’07	$2.80
Percent Change	23% to 27%
Table 2
HARRIS CORPORATION
FY’08 Forecasted Organic Growth Calculation
(Unaudited)

Fiscal Year 2007
GAAP Revenue	$4,243.0
Impact of acquisitions (D)	443.0

Organic Revenue	$4,686.0

Fiscal Year 2008 Forecasted Revenue	$5,300.0
Organic Revenue Growth	13%

Note A — Adjustment for the estimated $0.07 per diluted share impact, after minority interest, is due to the impact of a step up in fixed assets and integration costs associated with the Stratex Networks, Inc. (“Stratex”) combination.
Note B — Adjustment for the estimated $0.01 per diluted share impact is for the estimated impact from integration and other charges associated with the acquisition of Multimax Incorporated (“Multimax”).
Note C — Adjustment for the estimated $0.02 per diluted share impact is for the estimated impact from integration and other charges associated with the acquisition of Zandar Technologies plc (“Zandar”).
Note D — Adjustments to add revenue of Stratex, Multimax and Zandar during Harris’ fiscal year 2007 and to subtract fiscal year 2007 revenue of our radio resale business exited in the fourth quarter of fiscal 2007.

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